EXHIBIT 10.1

                               TOLL BROTHERS, INC.
                                 CASH BONUS PLAN
           (AS AMENDED AND APPROVED BY STOCKHOLDERS ON MARCH 17, 2005)

1.    PURPOSE

   The purpose of the Plan is to provide performance-based bonus compensation for the Participant (as defined herein) in accordance with a formula that is based on the financial success of the Company (as defined herein) as part of an integrated compensation program which is intended to assist the Company in motivating and retaining employees of superior ability, industry and loyalty.

2.    DEFINITIONS

   The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

   "Board of Directors" shall mean the Board of Directors of the Company.

   "Committee" shall mean the committee appointed by the Board of Directors consisting of two or more Outside Directors to act as the Committee with respect to the Plan.

   "Company" shall mean Toll Brothers, Inc., a Delaware Corporation, and any successor thereto.

   "Outside Director" shall mean a member of the Board of Directors who (i) is not a current employee of the Company or any affiliate, (ii) is not a former employee of the Company or any affiliate who is receiving compensation for services (other than benefits under a tax-qualified retirement plan), (iii) was not an officer of the Company or any affiliate at any time, (iv) is not currently receiving compensation for services from the Company or any affiliate in any capacity other than as a member of the Board of Directors, and (v) is a "Non-Employee Director" as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934.

   "Participant" shall mean Robert I. Toll.

   "Plan" shall mean the Toll Brothers, Inc. Cash Bonus Plan, as amended.

   "Plan Year" shall mean the fiscal year of the Company.

3.    PARTICIPATION

   Robert I. Toll is the sole Participant in the Plan.

4.    TERM OF PLAN

   Subject to approval of the Plan by the stockholders of the Company, the Plan shall be in effect for the Plan Year ending October 31, 2005 and shall continue until terminated by the Board of Directors.

5.    BONUS ENTITLEMENT

   (a) The Participant shall be entitled to receive a bonus in accordance with the provisions of Section 6 of the Plan only after certification by the Committee that the performance goals set forth in Section 6 have been satisfied. The bonus payment under the Plan shall be paid to the Participant during the last week of December or the first week of January after the close of the fiscal year with respect to which the bonus is to be paid. No bonus shall be payable under the Plan without the prior disclosure of the terms of the Plan to the stockholders of the Company and the approval of the Plan by such stockholders.

   (b) The payment of bonuses under the Plan with respect to the fiscal years ending October 31, 2005, October 31, 2006 and October 31, 2007 shall, notwithstanding anything contained in Section 6 of the Plan to the contrary, be paid in the form of cash and shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), which payments of Shares shall be in the form of an award under the terms of the Toll Brothers, Inc. Stock Incentive Plan (1998) (the "1998 Plan"), except as otherwise provided in this Section 5. An initial number of Shares (the "Initial Number of Shares") shall be determined by dividing the dollar amount of each bonus by the closing price per Share as reported on the New York Stock Exchange for October 29, 2004 (such price, as the same shall be equitably adjusted to reflect any stock dividend, stock split, reverse stock split, recapitalization or reorganization occurring during the period from October 29, 2004 through the last day of the fiscal year for which a determination is being made, being referred to herein as the "Award Conversion Price"). Notwithstanding anything to the contrary in this paragraph (b), (i) the Initial Number of Shares shall be multiplied by the closing Share price on the last business day of the Company's fiscal year for which the determination is being made (the "fiscal year end price") to determine the cash bonus value as adjusted for the stock conversion feature (the "stock-adjusted bonus value");
(ii) the stock-adjusted bonus value shall be capped as follows: (x) the fiscal year end price, as defined above, cannot be more than 160% of the Award Conversion Price, and (y) the stock-adjusted bonus value cannot exceed 2.9% of the Company's pre-tax/pre-bonus income for the fiscal year for which the bonus is being calculated, and (iii) the stock-adjusted bonus value, as capped by application of (x) and (y) above, will be paid 60% in cash, with the 40% balance being paid in the number of Shares of stock derived by dividing such balance by the Award Conversion Price and equitably adjusting the number of Shares so calculated to reflect any stock dividend, stock split, reverse stock split, recapitalization or reorganization occurring during the period beginning on the first day of the fiscal year following the fiscal year for which the payment is being made and the day immediately preceding the date of issuance of the Shares. In the event of a change in the kind of shares outstanding as a result of a merger, consolidation or other event, an appropriate and proportionate adjustment shall be made in the number and kind of shares otherwise payable.

   (c) Notwithstanding the provisions of Section 5(b), set forth above, the Committee shall have the discretion at any time to terminate the application of
Section 5(b), effective no sooner than six months following the Committee's determination to act under this Section 5(c). In the event the Committee terminates the application of Section 5(b), all bonuses payable on or after the effective date of such action shall be payable in cash only.

   (d) Notwithstanding anything to the contrary contained in this Section 5, the Participant may, if he believes that a payment of his bonus in Shares would, as a result of a change in Federal tax laws, or in regulations promulgated thereunder by the IRS, have a material adverse impact on the Participant, request the Committee to either suspend or terminate the application of Section 5(b). Upon receipt of such request from the Participant, the Committee may, at its sole discretion, terminate or suspend the application of Section 5(b), and all bonuses payable under the Plan shall be payable in cash only in accordance with Section 6 until such time as the Committee determines to reinstate Section 5(b), provided, however, that the amount of any such cash payment shall not exceed the value of the bonus that would have been payable if the bonus had been paid in Shares under the terms of the Plan as in effect without regard to this
Section 5(d).

6.    AMOUNT OF PERFORMANCE-BASED COMPENSATION BONUS

   (a) The Participant is entitled to a bonus which, subject to Section 5, is equal to the sum of the following amounts:

      (i) 1.5% of Income Before Income Taxes in excess of 10% and up to 20% of Shareholders Equity of the Company as of the end of the last fiscal year of the Company;

      (ii) 2.25% of Income Before Income Taxes in excess of 20% and up to 30% of Shareholders Equity of the Company as of the end of the last fiscal year of the Company; and

      (iii) 3.50% of Income Before Income Taxes in excess of 30% of Shareholders Equity of the Company as of the end of the last fiscal year of the Company.

   (b) For purposes of Section 6(a) above, the term "Income Before Income Taxes" shall mean that amount which, except for the recognition of bonuses to the Participant under the Plan, would be reported in conformity with generally accepted accounting principles in the Company's audited consolidated financial statements for the Plan Year for which the bonus is being calculated, and the term "Shareholders' Equity" shall mean the amount reported in conformity with generally accepted accounting principles in the Company's audited consolidated financial statements as of the appropriate date.

7.    COMMITTEE

   (a) Powers. The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

      (i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

      (ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

      (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

   The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

   (b) Indemnity. No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

   (c) Compensation and Expenses. Members of the Committee shall receive no separate compensation for services rendered as members of the Committee and shall only be compensated for their services as members of the Board of Directors. Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

   (d) Participant Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

   (e) Inspection of Documents. The Committee shall make available to the Participant and his beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of the Participant and his beneficiary under the Plan.

8.    EFFECTIVE DATE, TERMINATION AND AMENDMENT

   (a) Effective Date of Participation in Plan. Subject to stockholder approval of the Plan, participation in this Plan shall be effective for the Plan Year ending October 31, 2005 and shall continue thereafter until the Plan is terminated.

   (b) Amendment and Termination of the Plan. The Plan may be terminated or revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, reduce the amount of a bonus payment that is due, but has not yet been paid, and provided further that no changes that would increase the amount of bonuses determined under the formula contained in Section 6(a) of the Plan shall be effective without approval by the Committee and without disclosure to and approval by the stockholders of the Company in a separate vote prior to payment of such bonuses. In addition, the Plan may be modified or amended by the Committee, as it deems appropriate, in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as they relate to the exemption for "performance-based compensation" under the limitations on the deductibility of compensation imposed under Code Section 162(m).

9.    MISCELLANEOUS PROVISIONS

   (a) Unsecured Creditor Status. The Participant, when entitled to a bonus payment hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatsoever owned by the Company, or in which the Company may have any right, title, or interest now or at any time in the future.

   (b) Other Company Plans. It is agreed and understood that any benefits under the Plan are in addition to any and all benefits to which the Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that the Plan shall not affect or impair the rights or obligations of the Company or the Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

   (c) Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

   (d) Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon the Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss the Participant, or otherwise deal with the Participant to the same extent as though the Plan had not been adopted.

   (e) Incapacity. If the Committee determines that the Participant or his beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due the Participant or his beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for the Participant or his beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

   (f) Jurisdiction. The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

   (g) Claims. If, pursuant to the provisions of the Plan, the Committee denies the claim of the Participant for benefits under the Plan, the Committee shall provide written notice within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

      (i) the specific reasons for such denial;

      (ii) the specific reference to the Plan provisions on which the denial is based;

      (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

      (iv) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

   If the Participant is denied a claim for benefits, the Participant may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the Participant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the Participant in writing in a manner calculated to be understood by the Participant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefore and the specific Plan references on which it is based.

   (h) Withholding. The Participant or his beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.